UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2007
STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington (State or Other Jurisdiction of Incorporation or Organization)	0-20322 (Commission File Number)	91-1325671 (IRS Employer Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Starbucks Corporation is furnishing this Amendment on Form 8-K/A to its Current Report on Form 8-K furnished on January 31, 2007, to correct an error in its Consolidated Statements of Cash Flows for the 13-week period ended December 31, 2006, which came to the Company's attention after it reported its first quarter fiscal 2007 results.
Item 2.02. Results of Operations and Financial Condition.
The table below presents the specific line items on the Consolidated Statements of Cash Flows for the 13-week period ended December 31, 2006, as reported in the Company’s Form 8-K furnished on January 31, 2007, and as corrected (in thousands):

	As Reported	As Corrected
OPERATING ACTIVITIES:
Cash provided/(used) by changes in operating assets and liabilities:
Accounts payable	(73,310)	(64,241)
Other operating assets and liabilities	(61,354)	38,854
Net cash provided by operating activities	569,132	678,409

INVESTING ACTIVITIES:
Net additions to property, plant and equipment	(161,270)	(270,547)
Net cash used by investing activities	(257,493)	(366,770)
This error had no effect on the Company’s previously reported results of operations, financial position or net cash flows for the 13 weeks ended December 31, 2006.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STARBUCKS CORPORATION
Dated: February 9, 2007
	By:	/s/ Michael Casey
Michael Casey
executive vice president, chief financial officer and chief administrative officer